Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                   October, 2005
  Distribution Date                                                                                                      11/15/2005
  Transaction Month                                                                                                               7

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,199,999,975.21              169,768
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $486,000,000.00         3.150%                 December 15, 2005
   Class A-2 Notes                                                  990,000,000.00         3.780%                September 15, 2007
   Class A-3 Notes                                                  881,000,000.00         4.170%                  January 15, 2009
   Class A-4 Notes                                                  470,165,000.00         4.380%                  January 15, 2010
   Class B Notes                                                     89,279,000.00         4.640%                    April 15, 2010
   Class C Notes                                                     59,519,000.00         4.830%                   August 15, 2010
   Class D Certificates                                              59,519,000.00         6.780%                September 15, 2011
                                                                     -------------
      Total                                                      $3,035,482,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $9,612,913.51                    $0.00           $9,612,913.51
  Repurchased Loan Proceeds Related to Interest                             572.81                     0.00                  572.81
                                                                            ------                     ----                  ------
      Total                                                          $9,613,486.32                    $0.00           $9,613,486.32
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,002,958.47                     0.00            2,002,958.47
                                                                      ------------                     ----            ------------
      Total                                                          $2,002,958.47                    $0.00           $2,002,958.47
  Principal:
  Principal Collections                                             $56,338,137.47                    $0.00          $56,338,137.47
  Prepayments in Full                                                32,234,156.75                     0.00           32,234,156.75
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        116,203.15                     0.00              116,203.15
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                         $88,688,497.37                    $0.00          $88,688,497.37
  Liquidation Proceeds                                                                                                $1,174,551.25
  Recoveries from Prior Month Charge-Offs                                                                                 14,051.68
                                                                                                                          ---------
      Total Principal Collections                                                                                    $89,877,100.30
  Principal Losses for Collection Period                                                                              $2,194,550.69
  Total Regular Principal Reduction                                                                                  $90,883,048.06
  Total Collections                                                                                                 $101,493,545.09



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $101,493,545.09
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $101,493,545.09






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



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                   October, 2005
  Distribution Date                                                                                                      11/15/2005
  Transaction Month                                                                                                               7

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,115,580.91        $2,115,580.91                $0.00
   Amount per $1,000 of Original Balance               0.70                 0.70                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  2,544,028.64        2,544,028.64                   0.00                 0.00                0.00
   Class A3 Notes                  3,061,475.00        3,061,475.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,716,102.25        1,716,102.25                   0.00                 0.00                0.00
   Class B Notes                     345,212.13          345,212.13                   0.00                 0.00                0.00
   Class C Notes                     239,563.98          239,563.98                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $7,906,382.00       $7,906,382.00                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $336,282.35         $336,282.35               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $8,242,664.35       $8,242,664.35               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $91,135,299.83
  Principal Distribution Amounts
   First Priority Distribution Amount                 $0.00
   Second Priority Distribution Amount                 0.00
   Third Priority Distribution Amount         29,497,576.47
   Regular Principal Distribution Amount      67,997,140.57
                                              -------------
      Principal Distribution Amount          $97,494,717.04

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                         91,135,299.83
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $91,135,299.83

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $91,135,299.83

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $101,493,545.09
  Total Distribution (incl. Servicing Fee)  $101,493,545.09

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



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                   October, 2005
  Distribution Date                                                                                                      11/15/2005
  Transaction Month                                                                                                               7


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                92.06                    2.57                    94.63
  Class A3 Notes                                                 0.00                    3.48                     3.48
  Class A4 Notes                                                 0.00                    3.65                     3.65
  Class B Notes                                                  0.00                    3.87                     3.87
  Class C Notes                                                  0.00                    4.03                     4.03
                                                                 ----                    ----                     ----
      Total Notes                                              $30.62                   $2.66                   $33.28

  Class D Certificates                                          $0.00                   $5.65                    $5.65
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $30.02                   $2.72                   $32.74


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,307,591,140.27       0.7754099              $2,216,455,840.44        0.7447861

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                               807,628,140.27       0.8157860                 716,492,840.44        0.7237301
  Class A3 Notes                               881,000,000.00       1.0000000                 881,000,000.00        1.0000000
  Class A4 Notes                               470,165,000.00       1.0000000                 470,165,000.00        1.0000000
  Class B Notes                                 89,279,000.00       1.0000000                  89,279,000.00        1.0000000
  Class C Notes                                 59,519,000.00       1.0000000                  59,519,000.00        1.0000000
  Class D Certificates                          59,519,000.00       1.0000000                  59,519,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,367,110,140.27       0.7798136              $2,275,974,840.44        0.7497903


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.47%                                           5.46%
  Weighted Average Remaining Maturity (WAM)              46.50                                           45.64
  Remaining Number of Receivables                      148,935                                         146,247
  Portfolio Receivable Balance               $2,538,697,092.92                               $2,447,814,044.86



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $8,478,140.57
  Specified Credit Enhancement Amount                                                                        $24,478,140.45
  Yield Supplement Overcollateralization Amount                                                             $169,720,481.06
  Target Level of Overcollateralization                                                                     $178,198,621.63







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  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                   October, 2005
  Distribution Date                                                                                                      11/15/2005
  Transaction Month                                                                                                               7

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $15,999,999.88
  Specified Reserve Account Balance                                                                           15,999,999.88
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             15,999,999.88
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $15,999,999.88
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,174,551.25
  Recoveries from Prior Month Charge-Offs                                                                                $14,051.68
  Total Principal Losses for Collection Period                                                                        $2,194,550.69
  Charge-off Rate for Collection Period (annualized)                                                                          0.48%
  Cumulative Net Losses for all Periods                                                                               $3,636,019.29


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,370                $23,753,740.26
  61-90 Days Delinquent                                                                           141                 $2,626,237.91
  91-120 Days Delinquent                                                                           39                   $803,949.53
  Over 120 Days Delinquent                                                                         42                   $890,511.82

  Repossesion Inventory                                                                           147                 $2,755,894.37


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.2940%
  Preceding Collection Period                                                                                               0.4334%
  Current Collection Period                                                                                                 0.4842%
  Three Month Average                                                                                                       0.4039%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.1141%
  Current Collection Period                                                                                                 0.1518%
  Three Month Average                                                                                                       0.1214%












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



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                   October, 2005
  Distribution Date                                                                                                      11/15/2005
  Transaction Month                                                                                                               7

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,338,915.62                         $0.00
  New Advances                                                                           1,981,310.46                          0.00
  Servicer Advance Recoveries                                                            1,572,643.35                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $4,747,582.73                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $21,648.01                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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